Exhibit 10.2

Execution Version

SECURITY AGREEMENT

THIS SECURITY AGREEMENT dated as of March 26, 2021 (this “Security Agreement”) is being entered into among Carpenter Technology Corporation, a Delaware corporation (“Carpenter”), the Subsidiary Borrowers (as defined in the in Credit Agreement referenced below and, together with Carpenter, the “Borrowers” and, each a “Borrower”), and each other Person who shall from time to time become a party hereto by execution of a Security Joinder Agreement (each a “Grantor” and, together with the Borrowers, collectively, the “Grantors”), and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) for each of the Secured Parties (as defined in the Credit Agreement referenced below).

RECITALS:

A.       Pursuant to an Amended and Restated Credit Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, the Guarantors, the Administrative Agent, Bank of America, N.A., as L/C Issuer and the lenders now or hereafter party thereto (the “Lenders”), the Lenders have agreed to provide to the Borrowers a revolving credit facility with a letter of credit sublimit, a swing line facility and a multi-currency sublimit.

B.       Certain additional extensions of credit may be made from time to time for the benefit of the Grantors pursuant to certain Secured Cash Management Agreements and Secured Hedge Agreements (each as defined in the Credit Agreement) and certain other accommodations may be made from time to time for the benefit of the Grantors to Foreign Subsidiaries (as defined in the Credit Agreement) by the Administrative Agent or the Lenders as Foreign Obligation Providers (as defined in the Credit Agreement).

C.       It is a condition precedent to the Secured Parties’ obligations to make and maintain such extensions of credit that the Grantors shall have executed and delivered this Security Agreement to the Administrative Agent.

In order to induce the Secured Parties to from time to time make and maintain extensions of credit under the Credit Agreement and such Secured Cash Management Agreements and Secured Hedge Agreements, the parties hereto agree as follows:

1.       Certain Definitions. All capitalized terms used but not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement. Terms used in this Security Agreement that are not otherwise expressly defined herein or in the Credit Agreement, and for which meanings are provided in the Uniform Commercial Code of the State of New York (the “UCC”), shall have such meanings unless the context requires otherwise.

2.       Grant of Security Interest. Each Grantor hereby grants as collateral security for the payment, performance and satisfaction of the Secured Obligations, to the Administrative Agent for the benefit of the Secured Parties a continuing first priority security interest in and to, and collaterally assigns to the Administrative Agent for the benefit of the Secured Parties, the following assets of such Grantor or in which such Grantor has or may have or acquire an interest or the power to transfer rights therein, whether now owned or existing or hereafter created, acquired or arising and wheresoever located, including the following:

(a)       All accounts, and including accounts receivable and other forms of payment obligations at any time owing to such Grantor arising out of property sold, leased, licensed, assigned or otherwise disposed of or for services rendered or to be rendered by such Grantor (but specifically excluding any accounts or payment obligations arising out of the disposition of equipment or real property, or otherwise constituting identifiable proceeds of assets which are not Collateral), and all rights as an unpaid vendor or lienor, including rights of stoppage in transit and of recovering possession by proceedings including replevin and reclamation, with respect to any such accounts receivable or other payment obligations (collectively referred to hereinafter as “Accounts”);

(b)       All inventory, including all goods manufactured or acquired for sale or lease, and any piece goods, raw materials, work in process and finished merchandise, component materials, whether or not the same is in transit or in the constructive, actual or exclusive occupancy or possession of such Grantor or is held by such Grantor or by others for such Grantor’s account (collectively referred to hereinafter as “Inventory”);

(c)       All deposit accounts, including demand, time, savings, passbook, or other similar accounts maintained with any bank by or for the benefit of such Grantor into which proceeds of Collateral (as hereinafter defined) are deposited or maintained, other than Excluded Accounts (as defined in the Credit Agreement) (collectively referred to hereinafter as “Deposit Accounts”);

(d)       All books and records relating to any of the forgoing (including customer data, credit files, ledgers, computer programs, printouts, and other computer materials and records (and all media on which such data, files, programs, materials and records are or may be stored)); and

(e)       All proceeds, products and replacements of, accessions to, and substitutions for, any of the foregoing, including without limitation proceeds of insurance policies insuring any of the foregoing.

All of the property and interests in property described in subsections (a) through (e) are herein collectively referred to as the “Collateral”; provided, that, Collateral shall not include any Excluded Assets.

As used herein, “Excluded Assets” means;

(i)       Any assets of any Grantor with respect to which, the grant to the Administrative Agent, in favor of and for the benefit of itself and the other Secured Parties, of a security interest in and Lien thereupon, and the pledge to the Administrative Agent thereof, to secure the Obligations (and any guaranty thereof) require the consent, approval or waiver of any Governmental Authority or other third party (other than Borrowers or an Affiliate of the Borrowers) and such consent, approval or waiver has not been obtained by such Grantor or the Borrowers, but only, in each case, to the extent, and for so long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the Code (including Sections 9-406(d), 9-407(a), 9-408(a) and 9-409 of the Code) or by any applicable requirements of Law;

(ii)       Any rights under any Federal or state governmental license, permit, franchise or authorization to the extent that the granting of a security interest therein is specifically prohibited or restricted by any requirements of Law; and

(iii)       Any assets subject to a Permitted Lien to the extent the documents governing such Permitted Lien or the Indebtedness secured thereby validly prohibit other Liens on such assets or property, but only, in each case, to the extent, and for so long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the Code (including Sections 9-406(d), 9-407(a), 9-408(a) and 9-409 of the Code) or by any applicable requirements of Law.

3.        Perfection. As of the date of execution of this Security Agreement or Security Joinder Agreement by each Grantor, as applicable (with respect to each Grantor, its “Applicable Date”), such Grantor shall have:

(a)       authorized the Administrative Agent to file financing statements in form, number and substance suitable for filing in each Grantor’s jurisdiction of organization or as otherwise required by the UCC in such jurisdiction of organization, sufficient under applicable law and satisfactory to the Administrative Agent in order that, upon the filing of the same, the Administrative Agent, for the benefit of the Secured Parties, shall have a duly perfected security interest in all Collateral located in the United States in which a security interest can be perfected by the filing of such financing statements (it being understood that notwithstanding anything herein or in the Credit Agreement to the contrary, no Perfection Action, as defined below, shall be required with respect to any Collateral located outside of the United States); and

(b)       to the extent expressly required by the terms hereof or of the Credit Agreement, furnished the Administrative Agent with properly executed control agreements (in form and substance satisfactory to the Administrative Agent), as appropriate, with respect to Collateral located in the United States in which either (i) a security interest can be perfected only by control or such restrictive legending, or (ii) a security interest perfected by control or accompanied by such restrictive legending shall have priority as against a lien creditor, a purchaser of such Collateral from the applicable Grantor, or a security interest perfected by Persons not having control or not accompanied by such restrictive legending, in each case in form and substance reasonably acceptable to the Administrative Agent and sufficient under applicable law so that the Administrative Agent, for the benefit of the Secured Parties, shall have a security interest in all such Collateral perfected by control;

with the effect that the Liens conferred in favor of the Administrative Agent shall be and remain duly perfected and of first priority subject only, to the extent applicable, to Liens allowed to exist under Section 7.01 of the Credit Agreement (“Permitted Liens”). All financing statements (including all amendments thereto and continuations thereof), control agreements, certificates, acknowledgments and other documents, electronic identification, restrictive legends, and instruments furnished in connection with the creation, enforcement, protection, perfection or priority of the Administrative Agent’s security interest in Collateral, including such items as are described above in this Section 3, are sometimes referred to herein as “Perfection Documents”. The delivery of possession of items of or evidencing Collateral, causing other Persons to execute and deliver Perfection Documents as appropriate, the filing or recordation of Perfection Documents, the establishment of control over items of Collateral, and the taking of such other actions as may be necessary or advisable as reasonably determined by the Administrative Agent to create, enforce, protect, perfect, or establish or maintain the priority of, the security interest of the Administrative Agent for the benefit of the Secured Parties in the Collateral is sometimes referred to herein as “Perfection Action”.

4.       Maintenance of Security Interest; Further Assurances.

(a)       Each Grantor will from time to time at its own expense, deliver specific assignments of Collateral or such other Perfection Documents, and take such other or additional Perfection Action, as may be required by the terms of the Loan Documents or as the Administrative Agent may reasonably request in connection with the administration or enforcement of this Security Agreement or related to the Collateral or any part thereof in order to carry out the terms of this Security Agreement, to perfect, protect, maintain the priority of or enforce the Administrative Agent’s security interest in the Collateral, subject only to Permitted Liens, or otherwise to better assure and confirm unto the Administrative Agent its rights, powers and remedies for the benefit of the Secured Parties hereunder. Without limiting the foregoing, each Grantor hereby irrevocably authorizes the Administrative Agent to file (with, or to the extent permitted by applicable law, without the signature of the applicable Grantor appearing thereon) financing statements (including amendments thereto and initial financing statements in lieu of continuation statements) or other Perfection Documents (including copies thereof) showing such Grantor as “debtor” at such time or times and in all filing offices as the Administrative Agent may from time to time reasonably determine to be necessary or advisable to perfect or protect the rights of the Administrative Agent and the Secured Parties hereunder, or otherwise to give effect to the transactions herein contemplated. Each Grantor hereby irrevocably ratifies and acknowledges the Administrative Agent’s authority to have effected filings of Perfection Documents made by the Administrative Agent prior to its Applicable Date.

(b)       With respect to any and all Collateral, each Grantor agrees to do and cause to be done all things necessary to perfect, maintain the priority of and keep in full force the security interest granted in favor of the Administrative Agent for the benefit of the Secured Parties, including, but not limited to, the prompt payment upon demand therefor by the Administrative Agent of all reasonable and documented fees and expenses (including documentary stamp, excise or intangibles taxes) incurred in connection with the preparation, delivery, or filing of any Perfection Document or the taking of any Perfection Action to perfect, protect or enforce a security interest in Collateral in favor of the Administrative Agent for the benefit of the Secured Parties, subject only to Permitted Liens. All amounts not so paid when due shall constitute additional Secured Obligations and (in addition to other rights and remedies resulting from such nonpayment) shall bear interest from the date of demand until paid in full at the Default Rate.

(c)       [reserved].

(d)       Each Grantor agrees that, in the event any proceeds (other than goods) of Collateral shall be or become commingled with other property not constituting Collateral, then such proceeds may, to the extent permitted by law, be identified by application of the lowest intermediate balance rule to such commingled property.

5.       Receipt of Payment. In the event an Event of Default shall occur and be continuing and the Administrative Agent has requested that the Grantors segregate Collateral in accordance with this Section 5, then if a Grantor (or any of its Related Parties or shareholders) shall receive any proceeds of Collateral, including without limitation monies, checks, notes, drafts or any other items of payment, each Grantor shall hold all such items of payment in trust for the Administrative Agent for the benefit of the Secured Parties, and as the property of the Administrative Agent for the benefit of the Secured Parties, separate from the funds and other property of such Grantor, and no later than the first Business Day following the receipt thereof, at the election of the Administrative Agent by written notice to the Grantors, such Grantor shall cause such Collateral to be forwarded to the Administrative Agent for its custody, possession and disposition on behalf of the Secured Parties in accordance with the terms hereof and of the other Loan Documents.

6.       Preservation and Protection of Collateral.

(a)       The Administrative Agent shall be under no duty or liability with respect to the collection, protection or preservation of the Collateral, or otherwise. Each Grantor shall be responsible for the safekeeping of its Collateral, and in no event shall the Administrative Agent have any responsibility for (i) any loss or damage thereto or destruction thereof occurring or arising in any manner or fashion from any cause, (ii) any diminution in the value thereof, or (iii) any act or default of any carrier, warehouseman, bailee or forwarding agency thereof or other Person in any way dealing with or handling such Collateral.

(b)       [reserved].

(c)       Each Grantor agrees (i) to pay when due all taxes, charges and assessments against the Collateral in which it has any interest, unless being contested in good faith by appropriate proceedings diligently conducted and against which adequate reserves have been established in accordance with GAAP applied on a basis consistent with the application of GAAP in the Audited Financial Statements and evidenced to the satisfaction of the Administrative Agent and provided that all enforcement proceedings in the nature of levy or foreclosure are effectively stayed, and (ii) to cause to be terminated and released all Liens (other than Permitted Liens) on the Collateral. Upon the failure of any Grantor to so pay or contest such taxes, charges, or assessments, or cause such Liens to be terminated, the Administrative Agent at its option may pay or contest any of them or amounts relating thereto (the Administrative Agent having the sole right to determine the legality or validity and the amount necessary to discharge such taxes, charges, Liens or assessments) but shall not have any obligation to make any such payment or contest. All sums so disbursed by the Administrative Agent, including all fees and expenses of counsel (collectively, “Attorneys’ Costs”), court costs, expenses and other charges related thereto, shall be payable on demand by the applicable Grantor to the Administrative Agent and shall be additional Secured Obligations secured by the Collateral, and any amounts not so paid on demand (in addition to other rights and remedies resulting from such nonpayment) shall bear interest from the date of demand until paid in full at the Default Rate.

(d)       From time to time at the Administrative Agent’s reasonable request, each Grantor shall furnish to the Administrative Agent such supplements to the Schedules hereto.

7.       Status of Grantors and Collateral Generally. Each Grantor represents and warrants to, and covenants with, the Administrative Agent for the benefit of the Secured Parties, with respect to itself and the Collateral as to which it has or acquires any interest, that:

(a)       It is at its Applicable Date (or as to Collateral acquired after its Applicable Date will be upon the acquisition of the same) and, except as permitted by the Credit Agreement, will continue to be, the owner of the Collateral, free and clear of all Liens, other than the security interest hereunder in favor of the Administrative Agent for the benefit of the Secured Parties and Permitted Liens, and that it will at its own cost and expense defend such Collateral and any products and proceeds thereof against all claims and demands of all Persons (other than holders of Permitted Liens) to the extent of their claims permitted under the Credit Agreement at any time claiming the same or any interest therein adverse to the Secured Parties. Upon the failure of any Grantor to so defend, the Administrative Agent may do so at its option but shall not have any obligation to do so. All sums so disbursed by the Administrative Agent, including reasonable and documented Attorneys’ Costs, court costs, expenses and other charges related thereto, shall be payable on demand by the applicable Grantor to the Administrative Agent and shall be additional Secured Obligations secured by the Collateral, and any amounts not so paid on demand (in addition to other rights and remedies resulting from such nonpayment) shall bear interest from the date of demand until paid in full at the Default Rate.

(b)       [reserved].

(c)       It has full power, legal right and lawful authority to enter into this Security Agreement (and any Security Joinder Agreement applicable to it) and to perform its terms, including the grant of the security interests in the Collateral herein provided for.

(d)       No authorization, consent, approval or other action by, and no notice to or filing with, any Governmental Authority or any other Person which has not been given or obtained, as the case may be, is required either (i) for the grant by such Grantor of the security interests granted hereby or for the execution, delivery or performance of this Security Agreement (or any Security Joinder Agreement) by such Grantor, or (ii) for the perfection of or the exercise by the Administrative Agent, on behalf of the Secured Parties, of its rights and remedies hereunder, except for action required by the Uniform Commercial Code to perfect and exercise remedies with respect to the security interest conferred hereunder.

(e)       [reserved].

(f)       Schedule 7(f) attached hereto contains true and complete information as of the date hereof to each of the following: (i) the exact legal name of each Grantor as it appears in its Organization Documents as of its Applicable Date and at any time during the five (5) year period ending as of its Applicable Date (the “Covered Period”), (ii) the jurisdiction of formation and form of organization of each Grantor, and the identification number of such Grantor in its jurisdiction of formation (if any), (iii) each address of the chief executive office of each Grantor as of its Applicable Date, (iv) all trade names or trade styles used by such Grantor as of its Applicable Date and at any time during the Covered Period, (v) the address of each location of such Grantor at which any tangible personal property Collateral (including Account Records and Account Documents) is located at its Applicable Date, and (vi) with respect to each location described in clause (v) that is not owned beneficially and of record by such Grantor, the name and address of the owner thereof. No Grantor shall change its name, change its jurisdiction of formation (whether by reincorporation, merger or otherwise), change the location of its chief executive office, or utilize any additional location where tangible personal property Collateral (including Account Records and Account Documents) may be located, other than (A) Inventory in transit from one location to another location, (B) Inventory located at a premises owned or operation by an Account Debtor, (C) Inventory in possession of a third party processor and (D) Inventory having a value of less than $10,000,000 in the aggregate for all locations, except in each case upon giving not less than ten (10) days’ prior written notice to the Administrative Agent (or such shorter period as the Administrative Agent may agree) and taking or causing to be taken at such Grantor’s expense all such Perfection Action, including the delivery of such Perfection Documents, as may be reasonably requested by the Administrative Agent, consistent with the requirements of this Security Agreement and the Credit Agreement, to perfect or protect, or maintain the perfection and priority of, the Lien of the Administrative Agent for the benefit of the Secured Parties in Collateral contemplated hereunder.

8.       Inspection. The Administrative Agent (by it or any of its Related Parties), on behalf of the Secured Parties, shall have the right upon reasonable prior notice to an executive officer of any Grantor, and at any reasonable time during such Grantor’s usual business hours, to inspect the Collateral, all records related thereto (and to make extracts or copies from such records), and the premises upon which any of the Collateral is located, to discuss such Grantor’s affairs and finances with any Person (other than Persons obligated on any Accounts (“Account Debtors”) except as expressly otherwise permitted in the Loan Documents) and to verify with any Person other than (except as expressly otherwise permitted in the Loan Documents) Account Debtors the amount, quality, quantity, value and condition of, or any other matter relating to, the Collateral and, if an Event of Default has occurred and is continuing, to discuss such Grantor’s affairs and finances with such Grantor’s Account Debtors and to verify the amount, quality, value and condition of, or any other matter relating to, the Collateral with such Account Debtors. Upon or after the occurrence and during the continuation of an Event of Default, the Administrative Agent may at any time and from time to time employ and maintain on such Grantor’s premises a custodian selected by the Administrative Agent who shall have full authority to do all acts necessary to protect the Administrative Agent’s (for the benefit of the Secured Parties) interest. All reasonable and documented expenses incurred by the Administrative Agent, on behalf of the Secured Parties, by reason of the employment of such custodian shall be paid by such Grantor on demand from time to time and shall be added to the Secured Obligations secured by the Collateral, and any amounts not so paid on demand (in addition to other rights and remedies resulting from such nonpayment) shall bear interest from the date of demand until paid in full at the Default Rate.

9.       Specific Collateral.

(a)       Accounts. With respect to its Accounts whether now existing or hereafter created or acquired and wheresoever located, each Grantor represents, warrants and covenants to the Administrative Agent for the benefit of the Secured Parties that:

(i)       Each Grantor shall keep accurate and complete records of its Accounts in accordance with GAAP (“Account Records”) and from time to time upon the reasonable request of the Administrative Agent such Grantor shall provide the Administrative Agent with a schedule of Accounts in form and substance reasonably acceptable to the Administrative Agent describing all Accounts created or acquired by such Grantor (“Schedule of Accounts”); provided, however, that such Grantor’s failure to execute and deliver any such Schedule of Accounts shall not affect or limit the Administrative Agent’s security interest or other rights in and to any Accounts for the benefit of the Secured Parties. If reasonably requested by the Administrative Agent, each Grantor shall furnish the Administrative Agent with copies of proof of delivery and other documents relating to the Accounts so scheduled, including without limitation repayment histories and present status reports (collectively, “Account Documents”) and such other matter and information relating to the status of then existing Accounts as the Administrative Agent shall reasonably request.

(ii)        All Account Records and Account Documents are and shall at all times be located only at such Grantor’s current chief executive office as set forth on Schedule 7(f) attached hereto, such other locations as are specifically identified on Schedule 7(f) attached hereto as an “Account Documents location,” or as to which the Grantor has complied with Section 7(f) hereof.

(iii)       The Accounts reflected on any Schedule of Accounts, Monthly Report or Compliance Certificate are genuine, and are in all respects what they purport to be.

(iv)       The Accounts reflected on any Schedule of Accounts, Monthly Report or Compliance Certificate cover bona fide sales, leases, licenses or other dispositions of property usually dealt in by such Grantor, or the rendition by such Grantor of services, to an Account Debtor in the ordinary course of business, except as otherwise reflected on such Schedule of Accounts, Monthly Report or Compliance Certificate.

(v)       The amounts of the face value of any Account shown or reflected on any Schedule of Accounts, Monthly Report or Compliance Certificate delivered to the Administrative Agent, as of the date stated in such Schedule of Accounts, Monthly Report or Compliance Certificate, are actually owing to such Grantor and are not contingent for any reason (except as otherwise reflected in such Schedule of Accounts, Monthly Report or Compliance Certificate) and such Grantor has not made any agreement with any Account Debtor thereunder for any deduction therefrom, except as may be stated in the Schedule of Accounts, Monthly Report or Compliance Certificate and reflected in the calculation of the face value of each respective invoice related thereto.

(vi)       As of the date stated in any Schedule of Accounts, Monthly Report or Compliance Certificate delivered to the Administrative Agent, there are no facts, events, or occurrences known to such Grantor pertaining particularly to any Accounts which are reasonably expected to materially impair in any way the validity, collectability or enforcement of Accounts that would reasonably be likely, in the aggregate, to be of material economic value, or in the aggregate materially reduce the amount payable thereunder from the amount of the invoice face value shown on any Schedule of Accounts, Monthly Report or Compliance Certificate delivered to the Administrative Agent with respect thereto.

(vii)       The property or services giving rise thereto are not, and were not at the time of the sale or performance thereof, subject to any Lien, claim, encumbrance or security interest, except those of the Administrative Agent for the benefit of Secured Parties and Permitted Liens.

(b)       Inventory. With respect to its Inventory whether now existing or hereafter created or acquired and wheresoever located, each Grantor represents, warrants and covenants to the Administrative Agent for the benefit of the Secured Parties that:

(i)       Each Grantor shall keep accurate and complete records of its Inventory in accordance with GAAP and shall furnish to the Administrative Agent from time to time upon the reasonable request of the Administrative Agent, a schedule of Inventory as of a date reasonably determinable by the Grantor (“Schedule of Inventory”) and shall furnish to the Administrative Agent such documents and reports thereof as the Administrative Agent shall reasonably request with respect to the Inventory.

(ii)        All Inventory, other than (A) Inventory in transit from one location to another location, (B) Inventory located at a premises owned or operated by an Account Debtor, (C) Inventory in possession of a third party processor and (D) Inventory having a value of less than $10,000,000 in the aggregate for all locations, is and shall at all times be located only at such Grantor’s locations as set forth on Schedule 7(f) attached hereto or at such other locations as to which such Grantor has complied with Section 7(f) hereof. No Grantor shall, other than in the ordinary course of business in connection with its sale, lease, license or other permitted Disposition or for transit from one such location to another such location, remove any Inventory having an aggregate value in excess of that stated in the preceding sentence from such locations.

(c)       Deposit Accounts. With respect to its Deposit Accounts whether now existing or hereafter created or acquired and wheresoever located, each Grantor represents, warrants and covenants to the Administrative Agent for the benefit of the Secured Parties that:

(i)       Schedule 9(c) attached hereto contains a true and complete listing of each Deposit Account, including the name and address of the depositary institution with which such Grantor maintains such Deposit Account, other than Excluded Accounts (as defined in the Credit Agreement).

(ii)       [reserved].

10.       Casualty and Liability Insurance Required.

(a)       Each Grantor will keep the Collateral continuously insured against such risks as are customarily insured against by businesses of like size and type engaged in the same or similar operations including:

(i)       casualty insurance on the Inventory in an amount not less than the full insurable value thereof, against loss or damage by theft, fire, lightning and other hazards ordinarily included under uniform broad form standard extended coverage policies, limited only as may be provided in the standard broad form of extended coverage endorsement at the time in use in the states in which the Collateral is located;

(ii)       comprehensive general liability insurance against claims for bodily injury, death or property damage occurring with or about such Collateral (such coverage to include provisions waiving subrogation against the Secured Parties), in amounts as shall be reasonably satisfactory to Administrative Agent;

(iii)       liability insurance with respect to the operation of its facilities under the workers’ compensation laws of the states in which such Collateral is located, in amounts as shall be reasonably satisfactory to Administrative Agent; and

(iv)       business interruption insurance in amounts as shall be reasonably satisfactory to Administrative Agent.

(b)       Each insurance policy obtained in satisfaction of the requirements of Section 10(a):

(i)       may be provided by blanket policies now or hereafter maintained by each or any Grantor or by the Borrower;

(ii)       shall be issued by such insurer (or insurers) as shall be financially responsible, of recognized standing and reasonably acceptable to the Administrative Agent; and

(iii)       shall be in such form and have such provisions (including without limitation the loss payable clause, the waiver of subrogation clause, the deductible amount, if any, and the standard mortgagee endorsement clause) as are generally considered standard provisions for the type of insurance involved and are reasonably acceptable in all respects to the Administrative Agent.

(c)       Prior to expiration of any such policy, such Grantor shall furnish the Administrative Agent with evidence satisfactory to the Administrative Agent that the policy or certificate has been renewed or replaced or is no longer required by this Security Agreement.

(d)       Each Grantor hereby makes, constitutes and appoints the Administrative Agent (and all officers, employees or agents designated by the Administrative Agent), for the benefit of the Secured Parties, as such Grantor’s true and lawful attorney (and agent-in-fact) for the purpose of making, settling and adjusting claims under such policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item or payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect to such policies of insurance, which appointment is coupled with an interest and is irrevocable; provided, however, that the powers pursuant to such appointment shall be exercisable only upon the occurrence and during the continuation of an Event of Default.

(e)       In the event such Grantor shall fail to maintain, or fail to cause to be maintained, the full insurance coverage required hereunder or shall fail to keep any of its Collateral in good repair and good operating condition, the Administrative Agent may (but shall be under no obligation to), without waiving or releasing any Secured Obligation or Default or Event of Default by such Grantor hereunder, contract for the required policies of insurance and pay the premiums on the same or make any required repairs, renewals and replacements; and all sums so disbursed by Administrative Agent, including reasonable Attorneys’ Costs, court costs, expenses and other charges related thereto, shall be payable on demand by such Grantor to the Administrative Agent, shall be additional Secured Obligations secured by the Collateral, and (in addition to other rights and remedies resulting from such nonpayment) shall bear interest from the date of demand until paid in full at the Default Rate.

(f)       Each Grantor agrees that to the extent that it shall fail to maintain, or fail to cause to be maintained, the full insurance coverage required by Section 10(a), it shall in the event of any loss or casualty pay promptly to the Administrative Agent, for the benefit of the Secured Parties, to be held in a separate account for application in accordance with the provisions of Section 10(h), such amount as would have been received as Net Proceeds (as hereinafter defined) by the Administrative Agent, for the benefit of the Secured Parties, under the provisions of Section 10(h) had such insurance been carried to the extent required.

(g)       [reserved].

(h)       In the absence of any Event of Default, the proceeds of the insurance carried with respect to the Collateral pursuant to the provisions of Section 10(a) hereof shall be paid to such Grantor and applied as such Grantor may determine.

(i)       [reserved].

(j)       In case of any material damage to, destruction or loss of, or claim or proceeding against, all or any material part of the Collateral pledged hereunder by a Grantor, such Grantor shall give prompt notice thereof to the Administrative Agent. Each such notice shall describe generally the nature and extent of such damage, destruction, loss, claim or proceeding. Subject to Section 10(d), each Grantor is hereby authorized and empowered to adjust or compromise any loss under any such insurance other than losses relating to claims made directly against any Secured Party as to which the insurance described in Section 10(a)(ii) or (iii) is applicable.

(k)       The provisions contained in this Security Agreement pertaining to insurance shall be cumulative with any additional provisions imposing additional insurance requirements with respect to the Collateral or any other property on which a Lien is conferred under any Collateral Document.

11.       Rights and Remedies Upon Event of Default. Upon and during the continuance of an Event of Default, the Administrative Agent shall have the following rights and remedies on behalf of the Secured Parties in addition to any rights and remedies set forth elsewhere in this Security Agreement or the other Loan Documents, all of which may be exercised with or, if allowed by law, without notice to a Grantor:

(a)       All of the rights and remedies of a secured party under the UCC or under other applicable law, all of which rights and remedies shall be cumulative, and none of which shall be exclusive, to the extent permitted by law, in addition to any other rights and remedies contained in this Security Agreement or any other Loan Document;

(b)       The right to foreclose the Liens and security interests created under this Security Agreement by any available judicial procedure or without judicial process;

(c)       The right to (i) enter upon the premises of a Grantor through self-help and without judicial process, without first obtaining a final judgment or giving such Grantor notice or opportunity for a hearing on the validity of the Administrative Agent’s claim and without any obligation to pay rent to such Grantor, or any other place or places where any Collateral is located and kept, and remove the Collateral therefrom to the premises of the Administrative Agent or any agent of the Administrative Agent, for such time as the Administrative Agent may desire, in order effectively to collect or liquidate the Collateral (subject, in the case of any premises that are leased, to any applicable landlord waiver agreements that may be entered into by the Administrative Agent related to such premises), (ii) require such Grantor or any bailee or other agent of such Grantor to assemble the Collateral and make it available to the Administrative Agent at a place to be designated by the Administrative Agent that is reasonably convenient to both parties, and (iii) notify any or all Persons party to a control agreement or who otherwise have possession of or control over any Collateral of the occurrence of an Event of Default and other appropriate circumstances, and exercise control over and take possession or custody of any or all Collateral in the possession, custody or control of such other Persons;

(d)       The right to (i) exercise all of a Grantor’s rights and remedies with respect to the collection of Accounts and Supporting Obligations (collectively, “Payment Collateral”), including the right to demand payment thereof and enforce payment, by legal proceedings or otherwise; (ii) settle, adjust, compromise, extend or renew all or any Payment Collateral or any legal proceedings pertaining thereto; (iii) discharge and release all or any Payment Collateral; (iv) take control, in any manner, of any item of payment or proceeds referred to in Section 5 above; (v) prepare, file and sign a Grantor’s name on any Proof of Claim in bankruptcy, notice of Lien, assignment or satisfaction of Lien or similar document in any action or proceeding adverse to any obligor under any Payment Collateral or otherwise in connection with any Payment Collateral; (vi) endorse the name of a Grantor upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to any Collateral; (vii) use the information recorded on or contained on a Grantor’s internet website or otherwise in any data processing equipment and computer hardware and software relating to any Collateral to which a Grantor has access; (viii) open such Grantor’s mail and collect any and all amounts due to such Grantor from any Account Debtors or other obligor in respect of Payment Collateral; (ix) take over such Grantor’s post office boxes or make other arrangements as the Administrative Agent, on behalf of the Secured Parties, deems necessary to receive such Grantor’s mail, including notifying the post office authorities to change the address for delivery of such Grantor’s mail to such address as the Administrative Agent, on behalf of the Secured Parties, may designate; (x) notify any or all Account Debtors or other obligor on any Payment Collateral that such Payment Collateral has been assigned to the Administrative Agent for the benefit of the Secured Parties and that the Administrative Agent has a security interest therein for the benefit of the Secured Parties (provided that the Administrative Agent may at any time give such notice to an Account Debtor that is a department, agency or authority of the United States government); each Grantor hereby agrees that any such notice, in the Administrative Agent’s sole discretion, may (but need not) be sent on such Grantor’s stationery, in which event such Grantor shall co-sign such notice with the Administrative Agent if requested to do so by the Administrative Agent; and (xi) do all acts and things and execute all documents necessary, in Administrative Agent’s sole discretion, to collect the Payment Collateral; and

(e)       The right to sell all or any Collateral in its then existing condition, or after any further manufacturing or processing thereof, at such time or times, at public or private sale or sales, with such notice as may be required by law, in lots or in bulk, for cash or on credit, with or without representations and warranties, all as the Administrative Agent, in its sole discretion, may deem advisable. The Administrative Agent shall have the right to conduct such sales on a Grantor’s premises or elsewhere and shall have the right to use a Grantor’s premises without charge for such sales for such time or times as the Administrative Agent may see fit. The Administrative Agent may, if it deems it reasonable, postpone or adjourn any sale of the Collateral from time to time by an announcement at the time and place of such postponed or adjourned sale, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor agrees that the Administrative Agent has no obligation to preserve rights to the Collateral against prior parties or to marshal any Collateral for the benefit of any Person. The Administrative Agent for the benefit of the Secured Parties is hereby granted an irrevocable fully paid license or other right (including each Grantor’s rights under any license or any franchise agreement), each of which shall remain in full force and effect until the Facility Termination Date, to use, without charge, each of the labels, patents, copyrights, names, trade secrets, trade names, trademarks and advertising matter, or any property of a similar nature owned or licensed by any Grantor, as it pertains to the Collateral, in completing production of, advertising for sale and selling any Collateral. If any of the Collateral shall require repairs, maintenance, preparation or the like, or is in process or other unfinished state, the Administrative Agent shall have the right, but shall not be obligated, to perform such repairs, maintenance, preparation, processing or completion of manufacturing for the purpose of putting the same in such saleable form as the Administrative Agent shall deem appropriate, but the Administrative Agent shall have the right to sell or dispose of the Collateral without such processing and no Grantor shall have any claim against the Administrative Agent for the value that may have been added to such Collateral with such processing. In addition, each Grantor agrees that in the event notice is necessary under applicable law, written notice mailed to such Grantor in the manner specified herein ten (10) days prior to the date of public sale of any of the Collateral or prior to the date after which any private sale or other disposition of the Collateral will be made shall constitute commercially reasonable notice to such Grantor. All notice is hereby waived with respect to any of the Collateral which threatens to decline speedily in value or is of a type customarily sold on a recognized market. The Administrative Agent may purchase all or any part of the Collateral at public or, if permitted by law, private sale, free from any right of redemption which is hereby expressly waived by such Grantor and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Secured Obligations.

The net cash proceeds resulting from the collection, liquidation, sale, or other disposition of the Collateral shall be applied first to the expenses (including all reasonable and documented Attorneys’ Costs) of retaking, holding, storing, processing and preparing for sale, selling, collecting, liquidating and the like, and then to the satisfaction of all Secured Obligations in accordance with the terms of Section 8.03 of the Credit Agreement. Each Grantor shall be liable to the Administrative Agent, for the benefit of the Secured Parties, and shall pay to the Administrative Agent, for the benefit of the Secured Parties, on demand any deficiency which may remain after such sale, disposition, collection or liquidation of the Collateral.

12.       Attorney-in-Fact. Each Grantor hereby appoints the Administrative Agent as such Grantor’s attorney-in-fact for the purposes of carrying out the provisions of this Security Agreement and taking any action and executing any instrument which the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest; provided, that the Administrative Agent shall have and may exercise rights under this power of attorney only upon the occurrence and during the continuance of an Event of Default. Without limiting the generality of the foregoing, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the right and power:

(a)       to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(b)       to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (a) above;

(c)       to endorse such Grantor’s name on any checks, notes, drafts or any other payment relating to or constituting proceeds of the Collateral which comes into the Administrative Agent’s possession or the Administrative Agent’s control, and deposit the same to the account of the Administrative Agent, for the benefit of the Secured Parties, on account and for payment of the Secured Obligations;

(d)       to file any claims or take any action or institute any proceedings that the Administrative Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Administrative Agent, for the benefit of the Secured Parties, with respect to any of the Collateral; and

(e)       to execute, in connection with any sale or other disposition of Collateral provided for herein, any endorsement, assignments, or other instruments of conveyance or transfer with respect thereto.

13.       Reinstatement. The granting of a security interest in the Collateral and the other provisions hereof shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Secured Obligations is rescinded or must otherwise be returned by any Secured Party or is repaid by any Secured Party in whole or in part in good faith settlement of a pending or threatened avoidance claim, whether upon the insolvency, bankruptcy or reorganization of any Grantor or any other Loan Party or otherwise, all as though such payment had not been made. The provisions of this Section 13 shall survive repayment of all of the Obligations and the termination or expiration of this Security Agreement in any manner, including but not limited to termination upon occurrence of the Facility Termination Date.

14.       Certain Waivers by the Grantors. Each Grantor waives to the extent permitted by applicable law (a) any right to require any Secured Party or any other obligee of the Secured Obligations to (i) proceed against any Person or entity, including without limitation any Loan Party, (ii) proceed against or exhaust any Collateral or other collateral for the Secured Obligations, or (iii) pursue any other remedy in its power; (b) any defense arising by reason of any disability or other defense of any other Person, or by reason of the cessation from any cause whatsoever of the liability of any other Person or entity, (c) any right of subrogation, and (d) any right to enforce any remedy which any Secured Party or any other obligee of the Secured Obligations now has or may hereafter have against any other Person and any benefit of and any right to participate in any collateral or security whatsoever now or hereafter held by the Administrative Agent for the benefit of the Secured Parties. Each Grantor authorizes each Secured Party and each other obligee of the Secured Obligations without notice (except notice required by applicable law) or demand and without affecting its liability hereunder or under the Loan Documents from time to time to: (x) take and hold security, other than the Collateral herein described, for the payment of such Secured Obligations or any part thereof, and exchange, enforce, waive and release the Collateral herein described or any part thereof or any such other security; and (y) apply such Collateral or other security and direct the order or manner of sale thereof as such Secured Party or obligee in its discretion may determine.

The Administrative Agent may at any time deliver (without representation, recourse or warranty) the Collateral or any part thereof to a Grantor and the receipt thereof by such Grantor shall be a complete and full acquittance for the Collateral so delivered, and the Administrative Agent shall thereafter be discharged from any liability or responsibility therefor.

15.       Continued Powers. Until the Facility Termination Date shall have occurred, the power of sale and other rights, powers and remedies granted to the Administrative Agent for the benefit of the Secured Parties hereunder shall continue to exist and may be exercised by the Administrative Agent at any time and from time to time irrespective of the fact that any of the Secured Obligations or any part thereof may have become barred by any statute of limitations or that any part of the liability of any Grantor may have ceased.

16.       Other Rights. The rights, powers and remedies given to the Administrative Agent for the benefit of the Secured Parties by this Security Agreement shall be in addition to all rights, powers and remedies given to the Administrative Agent or any other Secured Party under any other Loan Document or by virtue of any statute or rule of law. Any forbearance or failure or delay by the Administrative Agent in exercising any right, power or remedy hereunder shall not be deemed to be a waiver of such right, power or remedy, and any single or partial exercise of any right, power or remedy hereunder shall not preclude the further exercise thereof; and every right, power and remedy of the Secured Parties shall continue in full force and effect until such right, power or remedy is specifically waived in accordance with the terms of the Credit Agreement.

17.       Anti-Marshaling Provisions. The right is hereby given by each Grantor to the Administrative Agent, for the benefit of the Secured Parties, to make releases (whether in whole or in part) of all or any part of the Collateral agreeable to the Administrative Agent without notice to, or the consent, approval or agreement of other parties and interests, including junior lienors, which releases shall not impair in any manner the validity of or priority of the Liens and security interests in the remaining Collateral conferred hereunder, nor release any Grantor from personal liability for the Secured Obligations. Notwithstanding the existence of any other security interest in the Collateral held by the Administrative Agent, for the benefit of the Secured Parties, the Administrative Agent shall have the right to determine the order in which any or all of the Collateral shall be subjected to the remedies provided in this Security Agreement. Each Grantor hereby waives any and all right to require the marshaling of assets in connection with the exercise of any of the remedies permitted by applicable law or provided herein or in any other Loan Document.

18.       Entire Agreement. This Security Agreement and each Security Joinder Agreement, together with the Credit Agreement and other Loan Documents, constitute and express the entire understanding between the parties hereto with respect to the subject matter hereof, and supersede all prior negotiations, agreements and understandings, inducements, commitments or conditions, express or implied, oral or written, except as contained in the Loan Documents. The express terms hereof and of the Security Joinder Agreements control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof or thereof. Except as provided in Section 24 and 26 this Security Agreement nor any Security Joinder Agreement nor any portion or provision hereof or thereof may be changed, altered, modified, supplemented, discharged, canceled, terminated, or amended orally or in any manner other than as provided in the Credit Agreement.

19.       Third Party Reliance. Each Grantor hereby consents and agrees that all issuers of or obligors in respect of any Collateral, and all securities intermediaries, warehousemen, bailees, public officials and other Persons having any interest in, possession of, control over or right, privilege, duty or discretion in respect of, any Collateral shall be entitled to accept the provisions hereof and of the Security Joinder Agreements as conclusive evidence of the right of the Administrative Agent, on behalf of the Secured Parties, to exercise its rights hereunder or thereunder with respect to the Collateral, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by any Grantor or any other Person to any of such Persons.

20.       Binding Agreement; Assignment. This Security Agreement and each Security Joinder Agreement, and the terms, covenants and conditions hereof and thereof, shall be binding upon and inure to the benefit of the parties hereto and thereto, and to their respective successors and assigns, except that no Grantor shall be permitted to assign any of its rights, powers, duties, or obligations under this Security Agreement, any Security Joinder Agreement or any interest herein or therein or in the Collateral or any part thereof or interest herein, in each case as expressly permitted herein or in the Credit Agreement. Without limiting the generality of the foregoing sentence of this Section 20, any Lender may assign to one or more Persons, or grant to one or more Persons participations in or to, all or any part of its rights and obligations under the Credit Agreement (to the extent permitted by the Credit Agreement); and to the extent of any such assignment or participation such other Person shall, to the fullest extent permitted by law, thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, subject however, to the provisions of the Credit Agreement, including Article IX thereof (concerning the Administrative Agent) and Section 11.06 thereof (concerning assignments and participations). All references herein to the Administrative Agent and to the Secured Parties shall include any successor thereof or permitted assignee, and any other obligees from time to time of the Secured Obligations.

21.       Secured Cash Management Agreements and Secured Hedging Agreements. No Secured Party (other than the Administrative Agent) that obtains the benefit of this Security Agreement shall have any right to notice of any action or to consent to, direct or object to any action hereunder or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in each such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Security Agreement to the contrary, the Administrative Agent shall only be required to verify the payment of, or that other satisfactory arrangement have been made with respect to, the Secured Obligations arising under Secured Cash Management Agreements, Foreign Subsidiary Secured Obligations and Secured Hedge Agreements to the extent the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as it may request, from the applicable Cash Management Bank, Foreign Obligation Provider or Hedge Bank, as the case may be. Each Secured Party not a party to the Credit Agreement that obtains the benefit of this Security Agreement shall be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of the Credit Agreement, and that with respect to the actions and omissions of the Administrative Agent hereunder or otherwise relating hereto that do or may affect such Secured Party, the Administrative Agent and each of its Related Parties shall be entitled to all the rights, benefits and immunities conferred under Article IX of the Credit Agreement.

22.       Severability. If any provision of this Security Agreement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Security Agreement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

23.       Counterparts. This Security Agreement may be executed in any number of counterparts each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Security Agreement to produce or account for more than one such counterpart executed by the Grantor against whom enforcement is sought. Without limiting the foregoing provisions of this Section 23, the provisions of Section 11.10 of the Credit Agreement shall be applicable to this Security Agreement.

24.       Termination; Partial Releases. Subject to the provisions of Section 13, this Security Agreement and each Security Joinder Agreement, and all obligations of the Grantors hereunder (excluding those obligations and liabilities that expressly survive such termination) shall automatically terminate without delivery of any instrument or performance of any act by any party on the Facility Termination Date and all rights of the Administrative Agent and any of the Secured Parties to the Collateral shall revert to the Grantors. Upon such termination of this Security Agreement, the Administrative Agent shall, at the request and sole expense of the Grantors, promptly deliver to the Grantors such termination statements and take such further actions as the Grantors may reasonably request to terminate of record, or otherwise to give appropriate notice of the termination of, any Lien conferred hereunder. If any of the Collateral shall be sold, transferred or otherwise Disposed of by any Grantor in a transaction expressly permitted under the Credit Agreement or any Grantor shall no longer be required to be a party hereto, then the Administrative Agent shall, at the request and sole expense of the Grantors, promptly deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral or the release of such Grantor as a party hereto, as applicable, in accordance with Section 9.10 of the Credit Agreement.

25.       Notices. Any notice required or permitted hereunder shall be given (a) with respect to any Grantor, at the address then in effect for the giving of notices to the Borrowers under the Credit Agreement and (b) with respect to the Administrative Agent or a Lender, at the Administrative Agent’s address indicated in Schedule 11.02 of the Credit Agreement. All such addresses may be modified, and all such notices shall be given and shall be effective, as provided in Section 11.02 of the Credit Agreement for the giving and effectiveness of notices and modifications of addresses thereunder.

26.       Joinder. Each Person that shall at any time execute and deliver to the Administrative Agent a Security Joinder Agreement substantially in the form attached as Exhibit A hereto shall thereupon irrevocably, absolutely and unconditionally become a party hereto and obligated hereunder as a Grantor and shall have thereupon pursuant to Section 2 hereof granted a security interest in and collaterally assigned to the Administrative Agent for the benefit of the Secured Parties all Collateral in which it has at its Applicable Date or thereafter acquires any interest or the power to transfer, and all references herein and in the other Loan Documents to the Grantors or to the parties to this Security Agreement shall be deemed to include such Person as a Grantor hereunder. Each Security Joinder Agreement shall be accompanied by the Supplemental Schedules referred to therein, appropriately completed with information relating to the Grantor executing such Security Joinder Agreement and its property. Each of the applicable Schedules attached hereto shall be deemed amended and supplemented without further action by such information reflected on the Supplemental Schedules.

27.       Rules of Interpretation. The rules of interpretation contained in Section 1.02 of the Credit Agreement shall be applicable to this Security Agreement and each Security Joinder Agreement and are hereby incorporated by reference. All representations and warranties contained herein shall survive the delivery of documents and any Credit Extensions referred to herein or secured hereby.

28.       Governing Law; Jurisdiction, Etc.

(a)               GOVERNING LAW. THIS SECURITY AGREEMENT AND THE OTHER LOAN DOCUMENTS (INCLUDING EACH SECURITY JOINDER AGREEMENT) AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)       SUBMISSION TO JURISDICTION. EACH BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, THE L/C ISSUER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS SECURITY AGREEMENT OR IN ANY OTHER LOAN DOCUMENT (INCLUDING EACH SECURITY JOINDER AGREEMENT) SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY OTHER SECURED PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT (INCLUDING ANY SECURITY JOINDER AGREEMENT) AGAINST ANY BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)       WAIVER OF VENUE. EACH BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT (INCLUDE ANY SECURITY JOINDER AGREEMENT) IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)       SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 25. NOTHING IN THIS SECURITY AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

29.       Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT (INCLUDING ANY SECURITY JOINDER AGREEMENT) OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS SECURITY AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION

30.       Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary for any Secured Party to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures such Secured Party could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Grantor in respect of any such sum due from it to such Secured Party hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the Agreement Currency, be discharged only to the extent that on the Business Day following receipt by such Secured Party of any sum adjudged to be so due in the Judgment Currency, such Secured Party may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to such Secured Party from any Borrower in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Secured Party against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to such Secured Party in such currency, such Secured Party agrees to return the amount of any excess to such Grantor (or to any other Person who may be entitled thereto under Applicable Law).

31.       Taxes and Expenses. Taxes, costs, fees and expenses in respect of this Security Agreement shall be paid by the Grantors as required by Sections 3.01 and 11.04 of the Credit Agreement (with the understanding and agreement of each Grantor that, for purposes hereof, each Grantor shall have the same payment and reimbursement obligations as a Borrower under Sections 3.01 and 11.04 even though such Grantor is not specifically referenced in Sections 3.01 and 11.04). Any and all costs and expenses incurred by the Grantors in the performance of actions required pursuant to the terms hereof shall be borne solely by the Grantors.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have duly executed this Security Agreement on the day and year first written above.

GRANTORS:	CARPENTER TECHNOLOGY CORPORATION

	By:	/s/ Timothy Lain
	Name:	Timothy Lain
	Title:	Senior Vice President and Chief Financial Officer

Carpenter Technology Corporation

Security Agreement (2021)

Signature Page

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A.

	By:	/s/ Ronaldo Naval
	Name:	Ronaldo Naval
	Title:	Vice President

Carpenter Technology Corporation

Security Agreement (2021)

Signature Page

SCHEDULE 7(f)

Grantor Information

I.	II.	III.	IV.	V.	VI.	VII.
Name	Jurisdiction of Formation/ Form of Equity/I.D. Number	Address of Chief Executive Office	Trade Names / Trade Styles	Collateral Locations (and Type of Collateral)	Name and address of Owner of Collateral Location (If other than Grantor)	Relationship of Persons listed in VI to Grantor (e.g., lessor, warehousemen)

Schedule 7(f)

SCHEDULE 9(c)

Deposit Accounts

Grantor	Name of Depository Institution	Address of Depository Institution	Account Number

Schedule 9(c)

EXHIBIT A

Form of Security Joinder Agreement

SECURITY JOINDER AGREEMENT

THIS SECURITY JOINDER AGREEMENT dated as of _____________, 20__ (this “Security Joinder Agreement”), is made by _______________________________, a ________________ (the “Joining Grantor”), in favor of BANK OF AMERICA, N.A., in its capacity as Administrative Agent (in such capacity, the “Administrative Agent”) for the Secured Parties (as defined in the Credit Agreement referenced below; except as otherwise provided herein, all capitalized terms used but not defined herein shall have the meanings given to such terms in the Credit Agreement).

RECITALS:

A.       Carpenter Technologies Corporation, a Delaware corporation (“Carpenter”), the Subsidiary Borrowers (as defined in the Credit Agreement and, together with Carpenter, the “Borrowers” and each a “Borrower”), the Guarantors, the Lenders and the Administrative Agent, are party to a Credit Agreement dated as of March 26, 2021 (as in effect on the date hereof, and as amended, restated supplemented or otherwise modified from time to time after the date hereof, the “Credit Agreement”).

B.       Carpenter, the Subsidiary Borrowers, certain of Domestic Subsidiaries of Carpenter and the Administrative Agent, are party to a Security Agreement dated as of March 26, 2021 (as in effect on the date hereof, and as amended, restated, supplemented or otherwise modified from time to time after the “Security Agreement”).

C.       The Joining Grantor is a Subsidiary of Carpenter and is required by the terms of the Credit Agreement to become a Grantor and be joined as a party to the Security Agreement as a Grantor (as defined in the Security Agreement).

D.       The Joining Grantor will materially benefit directly and indirectly from the making and maintenance of the extensions of credit made from time to time under the Credit Agreement, Secured Cash Management Agreements and Secured Hedge Agreements.

In order to induce the Secured Parties to from time to time make and maintain extensions of credit under the Credit Agreement, Secured Cash Management Agreements and Secured Hedge Agreements, the Joining Grantor hereby agrees as follows:

1.       Joinder. The Joining Grantor hereby irrevocably, absolutely and unconditionally becomes a party to the Security Agreement as a Grantor and bound by all the terms, conditions, obligations, liabilities and undertakings of each Grantor or to which each Grantor is subject thereunder, all with the same force and effect as if the Joining Grantor were a signatory to the Security Agreement. Without limiting the generality of the foregoing, the Joining Grantor hereby grants as collateral security for the payment, performance and satisfaction of the Secured Obligations (as defined in the Credit Agreement) to the Administrative Agent for the benefit of the Secured Parties a continuing security interest in and to, and collaterally assigns to, the Administrative Agent for the benefit of the Secured Parties, all of the assets of the Joining Grantor constituting Collateral (as defined in the Security Agreement) or in which the Joining Grantor has or may have or acquire an interest or the power to transfer rights therein, whether now owned or existing or hereafter created, acquired or arising and wheresoever located.

Exhibit A - 1

2.       Affirmations. The Joining Grantor hereby acknowledges and affirms as of the date hereof with respect to itself, its properties and its affairs each of the waivers, representations, warranties, acknowledgements and certifications applicable to any Grantor contained in the Security Agreement.

3.       Supplemental Schedules. Attached to this Security Joinder Agreement are duly completed schedules (the “Supplemental Schedules”) supplementing as thereon indicated the respective Schedules to the Security Agreement. The Joining Grantor represents and warrants that the information contained on each of the Supplemental Schedules with respect to such Joining Grantor and its properties and affairs is true, complete and accurate as of the date hereof.

4.       Severability. If any provision of this Security Joinder Agreement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Security Joinder Agreement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

5.       Counterparts. This Security Joinder Agreement may be executed in any number of counterparts each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Security Joinder Agreement to produce or account for more than one such counterpart executed by the Joining Grantor. Without limiting the foregoing provisions of this Section 5, the provisions of Section 11.10 of the Credit Agreement shall be applicable to this Security Joinder Agreement.

6.       Delivery. The Joining Grantor hereby irrevocably waives notice of acceptance of this Security Joinder Agreement and acknowledges that the Secured Obligations are and shall be deemed to be incurred, and credit extensions under the Loan Documents, Secured Cash Management Agreement and Secured Hedge Agreements made and maintained, in reliance on this Security Joinder Agreement and the Joining Grantor’s joinder as a party to the Security Agreement as herein provided.

7.       Governing Law; Jurisdiction; Waiver of Jury Trial; Etc. The provisions of Section 28 and 29 of the Security Agreement are hereby incorporated by reference as if fully set forth herein.

[Signature page follows]

Exhibit A - 2

IN WITNESS WHEREOF, the Joining Grantor has duly executed and delivered this Security Joinder Agreement as of the day and year first written above.

JOINING GRANTOR:	[ ]

By:
Name:
Title:

Exhibit A - 3

SUPPLEMENTAL

SCHEDULE 7(f)

Grantor Information

I.	II.	III.	IV.	V.	VI.	VII.
Name	Jurisdiction of Formation/ Form of Equity/I.D. Number	Address of Chief Executive Office	Trade Names / Trade Styles	Collateral Locations (and Type of Collateral)	Name and address of Owner of Collateral Location (If other than Grantor)	Relationship of Persons listed in VI to Grantor (e.g., lessor, warehousemen)

Delivered pursuant to Security Joinder Agreement of _______________________________.

Applicable Date: __________, 20__

Exhibit A - 4

SUPPLEMENTAL

SCHEDULE 9(c)

Deposit Accounts

Grantor	Name of Depository Institution	Address of Depository Institution	Account Number

Delivered pursuant to Security Joinder Agreement of _______________________________.

Applicable Date: __________, 20__

Exhibit A - 5